Exhibit 4.6

                             PROCERA NETWORKS, INC.
                             ----------------------

                       SECURED CONVERTIBLE PROMISSORY NOTE
                       -----------------------------------

$________________                                         ______________________
                                                           Sunnyvale, California

     1.   Principal and Interest.
          ----------------------

     1.1 PROCERA NETWORKS, INC., a Delaware Corporation (the "Company"), for value received, hereby promises to pay to the order of _________________ or his, her, their or its assigns (the "Investor" or the "Holder") the amount of _______________________ dollars ($_________) plus interest, as set forth hereinafter.

     1.2 This Secured Convertible Promissory Note (the "Note") shall bear interest from the date of issuance of this Note until paid in full at a rate equal to one-half percent (1/2%) per month. This Note shall be due and payable on Holder's written demand which may be made on or after March 31, 2003 (the "Demand Date"), and shall be paid pro rata with the other outstanding senior creditors set forth in Exhibit A hereto (the "Outstanding Senior Secured Creditors"), unless this Note is converted into shares of the Company's Series B Preferred Stock (the "Series B Preferred Stock"), pursuant to Section 2.1 hereof. On the Demand Date, all principal and accrued interest hereunder shall be due and payable upon demand by the Holder.

     1.3 As additional consideration for this Note, the Holder shall received from the date hereof until full repayment a monthly loan fee of one and one-half percent (1 %) of the outstanding principal amount of this Note in cash, and two percent (2%) of the outstanding principal amount of this Note in shares of the Company's common stock. For example, such shares for a loan of $100,000 shall be calculated as follows: $100,000 times 2% equals 2,000 shares of common stock per month. Commencing on the Demand Date, all loan fees accrued hereunder shall be immediately due, payable and issuable to the Holder.

     1.4 This Note shall be secured by a senior security interest in all of the assets of the Company, held pro rata with the outstanding Senior Secured Creditors and solely subordinate to senior bank financing, such assets to include but not be limited to accounts receivable, proceeds from sale of inventory, owned inventory, equipment, furniture, patents, trademarks and copyrights.

     1.5 Upon conversion of the principal and accrued interest hereunder into the Company's Series B Preferred Stock pursuant to Section 2.3 hereof, this Note shall be surrendered to the Company for cancellation.

     1.6 Payments of both principal, interest, and loan fees are to be made at the address of the Holder set forth in Section 7 below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United Sates of America. Interest and loan fees on this Note shall be computed on the basis of a 365-day year and actual days elapsed.

     1.7 The provisions of this Note are a statement of the rights of the Holder and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees.

     2.   Prepayment.  The  Company may pre-pay this Note, at any time, in whole
          ----------
or  in  part,  without  penalty.

     2.1  Conversion.  Upon  the consummation of the sale and issuance of shares
          ----------
of Series B Preferred Stock (the "Financing"), the Holder shall have the right to convert the outstanding principal and all accrued interest hereunder into that number of fully paid and nonassessable whole shares of Series B Preferred Stock, determined in accordance with Section 2.2 hereof at the Series B Conversion Price (hereinafter defined) concurrently with the closing of the Financing. Upon conversion, this Note shall be canceled.

     2.2  Shares  Issuable.
          ----------------

          (a) The number of whole shares of Series B Preferred Stock into which this Note shall be converted pursuant to Section 2.1 hereof shall be determined by dividing (i) the aggregate principal amount of this Note, together with all accrued interest to the date of conversion, by (ii) the Series B Conversion Price. The Series B Conversion Price shall be equal to the purchase price of Series B Preferred Stock as determined at the first closing of the Financing (the "Series B Conversion Price").

          (b) The Series B Preferred Stock shall be issued to the Holder upon execution of a Series B Preferred Stock Purchase Agreement, identical to the Series B Preferred Stock Purchase Agreement executed by all parties to the Financing together with all documents relating thereto (the "Series B Documents"), upon such terms and subject to such conditions as contained in the Series B Documents.

     2.3  Conversion  Procedures.  In  the event Holder has not already demanded
          ----------------------
payment of the Note, within fifteen (15) business days of the Financing, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder that the Financing will be occurring, notifying the Holder of its right, at such Holder's option, to convert this Note into shares of Series B Preferred Stock, specifying the Series B Conversion Price, the principal amount of the Note and accrued interest that may be converted, and calling upon such Holder to surrender the Note to the Company within the time, in the manner and at the place designated, or demand repayment of the Note, including all accrued and unpaid interest thereon.


     2.4  Delivery  of Stock Certificates.  Upon the conversion of this Note and
          -------------------------------
return  of  the  original  Note  to  the Company together with executed Series B
Documents, the Company at its expense will issue and deliver to the Holder of this Note a certificate or certificates (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company) for the number of whole shares of Series B Preferred Stock issuable upon such conversion.

     2.5  No  Fractional  Shares.  No  fractional  shares  of Series B Preferred
          ----------------------
Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal hereunder that is not so converted.

     2.6  No  Rights  as  Stockholder.  This  Note  does  not entitle the Holder
          ---------------------------
hereof to any voting rights or other rights as a shareholder of the Company prior to the conversion hereof.

     2.7  Charges,  Taxes and Expenses.  Issuance of a certificate for shares of
          ----------------------------
the Series B Preferred Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificate shall be issued in the name of the Holder, or such certificates shall be issued in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of the Series B Preferred Stock (or replacement Notes), are to be issued in a name other than the name of the Holder, this Note when surrendered for exercise or transfer shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; provided, further, that upon any transfer involved in the issuance or delivery of any certificates for shares of the Series B Preferred Stock or replacement Notes, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     3.   Reservation  of  Stock Issuable Upon Conversion.  The Company shall at
          -----------------------------------------------
all times on and after the Financing, reserve and keep available from its authorized and unissued shares of Series B Preferred Stock (and shares of Common Stock issuable upon conversion thereof), solely for the purpose of effecting the conversion of the Note, such number of its shares of Series B Preferred Stock (and shares of Common Stock issuable upon conversion thereof), as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Series B Preferred Stock (or shares of its Common Stock issuable upon conversion thereof), shall not be sufficient to effect the conversion of the entire outstanding principal amount of and accrued interest on this Note, in addition to such other remedies as shall be available to the Holder of this Note, the Company will use its commercially reasonable efforts to promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred (and shares of its Common Stock issuable upon conversion thereof), to such number of shares as shall be sufficient for such purposes.

     4.   Assignment.  Subject  to  the  restrictions  on  transfer described in
          ----------
Section 6 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder's rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

     5.   Waiver  and  Amendment.  Any  provision  of  this Note may be amended,
          ----------------------
waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and of Holder.

     6.   Transfer  of  This  Note  or Securities Issuable on Conversion Hereof.
          ---------------------------------------------------------------------
With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within ten (10) business days after receiving notice of the transfer, the Holder may effect such transfer. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     7.   Notices.  Any notice, request, other communication or payment required
          -------
or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or five (5) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

         If to Investor:  at the address indicated on the signature page hereto.

          If to Company: Procera Networks, Inc.
                             1299 Orleans Drive
                            Sunnyvale, CA 94089
                         Attention: Jay Zerfoss
                    Telecopier:  (408) 744-6768

         With a copy to: Pillsbury Winthrop LLP
                            2550 Hanover Street
                      Palo Alto, CA  94304-1115
                        Attention: Bradley Kohn
                    Telecopier:  (650) 233-4545
                         Phone:  (650) 233-4500

Each of the above addressees may change its address for purposes of this Section 7 by giving to the other addressee notice of such new address in conformance with this Section 7.

     8.   Loss,  Theft  or  Destruction of Note.  Upon receipt by the Company of
          -------------------------------------
evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

     9.   Usury Disclosure.  Regardless of any provision contained in this Note,
          ----------------
it is expressly stipulated and agreed that the intent of the Holder and the Company is to comply at all times with all usury and other laws relating to this Note. If the laws of the State of California would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, the indebtedness evidenced by this Note, or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Holder's and the Company's express intent that all excess amounts theretofore collected by the Holder be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

     10.  Governing  Law.  This  Note is being delivered in and for all purposes
          --------------
shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflicts of laws provisions thereof.

     11.  Issue  Date.  The provisions of this Note shall be construed and shall
          -----------
be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding upon any successors or assigns of the Company. This Note shall constitute a contract under the laws of the State of California.

     12.  Heading;  References.  All  headings  used  herein  are  used  for
          --------------------
convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

     13.  Waiver  by  the  Company.  The  Company  hereby waives demand, notice,
          ------------------------
presentment,  protest  and  notice  of  dishonor.

     14.  Delays.  No  delay  by  the  Holder  in  exercising any power or right
          ------
hereunder  shall  operate  as  a  waiver  of  any  power  or  right.

     15.  Severability.  If  one  or more provisions of this Note are held to be
          ------------
unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     16.  No  Impairment.  The  Company will not, by any voluntary action, avoid
          --------------
or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

     IN WITNESS WHEREOF, PROCERA NETWORKS, INC. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.


                              PROCERA NETWORKS, INC.,
                              a Delaware corporation


                              By:     Douglas Glader

                              Title:  President & CEO


Accepted and Agreed to:

[See Schedule 1]
---------------------------------

                                 ASSIGNMENT FORM

                     (To Assign the foregoing Note, execute
                   this form and supply required information.
                   Do not use this form to convert the Note.)


     FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

________________________________________________________________________________
                                 (Please Print)

                                                         whose address is_______

________________________________________________________________________________

                                     Dated:_

                      Holder's Signature:          ________

                      Holder's Address:            ________


                                                         Signature Guaranteed:



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.

                                    EXHIBIT A
                                    ---------

                            PROCERA  NETWORKS,  INC.
                            ------------------------

                     OUTSTANDING  SENIOR  SECURED  CREDITORS
                     ---------------------------------------

Berg McAfee Companies, LLC

Christina Jones, an individual

The Minnis Living Trust DTD 3/5/97

Anthony Romano, an individual

Walter B. and Patricia E. Samuelson Trust DTD 5/25/96

William D. Smythe Revocable Living Trust DTD 5/15/87

                                   SCHEDULE 1

                           SIGNATORIES TO BRIDGE LOAN

SIGNATORY                                                               DATE
--------------------------------------------------------------------  --------
Berg McAfee Companies LLC                                              7/31/03
--------------------------------------------------------------------  --------
Eric Mcafee                                                            7/31/03
--------------------------------------------------------------------  --------
Clyde Berg                                                             7/31/03
--------------------------------------------------------------------  --------
Christina Jones                                                        7/31/03
--------------------------------------------------------------------  --------
Elizabeth Rose                                                         8/26/03
--------------------------------------------------------------------  --------
Linden Growth Partners                                                12/15/03
--------------------------------------------------------------------  --------
The Minnis Living Trust DTD 3/05/97                                    8/15/03
--------------------------------------------------------------------  --------
Anthony Romano                                                         8/25/03
--------------------------------------------------------------------  --------
Walter B. and Patricia E. Samuelson Revocable Trust DTD May 25, 1996   8/20/03
--------------------------------------------------------------------  --------
W. D. Smythe Revocable Trust DTD 5/15/87                                8/8/03
--------------------------------------------------------------------  --------
Ravinder Sajwan                                                         8/6/03
--------------------------------------------------------------------  --------
Lyles Diversified, Inc.                                                8/22/03
--------------------------------------------------------------------  --------
Wil Lyles                                                              8/22/03
--------------------------------------------------------------------  --------
George Roberts                                                          8/6/03
--------------------------------------------------------------------  --------


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